Exhibit 10-74
LTIP Amendment
Permit Delegation of Authority to President
          WHEREAS, on April 27, 2006, the shareholders of this Company approved the DTE Energy Company 2006 Long-Term Incentive Plan (“LTIP”); and
          WHEREAS, Article 14.01 of the LTIP gives this Board authority to amend the LTIP when the amendment is non-material; and
          WHEREAS, the Organization and Compensation Committee of this Board has recommended that Article 3.03 be amended to include a provision that the Committee may delegate to the President the ability to make LTIP grants and awards to individuals not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act (Act); and
          WHEREAS, under the Corporate Governance Standards of the New York Stock Exchange Listed Company Manual, this amendment to the LTIP would not be considered a material change that requires shareholder approval.
          NOW, THEREFORE, BE IT
          RESOLVED, that Article 3.03 of the LTIP be, and it hereby is, amended, effectively immediately, to read as follows:
3.03. Delegation
The Committee, in its discretion, may delegate to the Chief Executive Officer or the President of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time. However, any revocation or amendment of a delegation does not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.
          RESOLVED, that the Chairman and Chief Executive Officer, the President and the Vice President — Human Resources (“Named Officers”) of this Company be, and they hereby are, authorized to execute and deliver all such documents that may be necessary or advisable to carry into effect the purpose and intent of these resolutions, and such Named Officers are further authorized to perform any and all such acts as such officers deem appropriate to carry into effect the purpose and intent of these resolutions.
DTE Energy Company
Meeting of the Board of Directors
March 8, 2007